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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 17, 2003



                            TRINITY INDUSTRIES, INC.


       DELAWARE                    1-6903                       75-0225040
(STATE OF INCORPORATION)    (COMMISSION FILE NO.)   (IRS EMPLOYER IDENTIFICATION NO. )


         2525 STEMMONS FREEWAY, DALLAS, TEXAS                   75207-2401
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                 (ZIP CODE)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 631-4420


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Item 9.  Regulation FD Disclosure

         The Registrant has previously disclosed the amount of restructuring charges that were recorded during the quarter ended December 31, 2001 and is adding clarification to its news release filed as Exhibit 99.1 to the 8-K dated March 6, 2003 relating to the discussion of loss per share comparative information associated with those restructuring charges. While the amount of the restructuring charges did not change, the per share information associated with the restructuring charges varies for the three months ended, the nine months ended, and the twelve months ended December 31, 2001 because the Company issued a significant number of shares in connection with a merger in the 4th quarter of 2001 which caused the weighted average number of shares outstanding for each period to vary significantly. These restructuring charges recorded in the fourth quarter of 2001, have a loss per share impact of $1.19, $1.30 or $1.32 based on the weighted average shares outstanding for the three months, fiscal year (nine month stub period), and the twelve months ended December 31, 2001, respectively.

         This information is not "filed" pursuant to the Securities and Exchange Act and is not incorporated by reference into any Securities Act registration statements. Additionally, the submissions of this report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

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SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            TRINITY INDUSTRIES, INC.




                                            By:  /s/ Michael G. Fortado
                                                 -------------------------------
                                                 Michael G. Fortado
                                                 Vice President and Secretary



Date:  March 17, 2003